SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2008

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 823-9999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

Fuego Entertainment Announces Lawsuit Filed Against ViaShow, Inc., a Nevada corporation and Nicole Durr in reference to the “Havana Night Club” show.

On August 14, 2008, we filed a lawsuit against the above-named parties.  We sued the above-named parties seeking compensatory damages, punitive damages, costs and reasonable attorney fees and enjoining them from selling or disposing.  The nature of this disagreement relates to a contract entered into between the Company and the Defendant corporation ViaShow, Inc. to pay us royalties relating to the Havana Night Club show to be presented in five different cities in the Spring and Summer of 2005.

We allege that ViaShow, Inc. was to pay us royalties computed at the rate of 20% of all tour revenue in exchange for an investment by us and two other investors of a total of $1,500,000 to be paid to ViaShow, Inc.  It is further alleged that we were guaranteed a return of our investment and that ViaShow, Inc. and Nicole Durr failed to make any payments to us in reference to this agreement.   We contributed a portion of this amount, totaling $517,400.

In the Complaint (see attached exhibit), we outlined our causes of action against Defendant ViaShow, Inc.including the following: (1) failure to provide an accounting as to show revenues, (2) breach of contract, (3) unjust enrichment, (4) fraudulent inducement, (5)  conversion, and (6) negligent misrepresentation. As to Defendant Nichole Durr, we outlined our causes of action as follows: (1) fraudulent inducement, (2) conversion, and (3) negligent misrepresentation.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements

None

b)	Exhibits

Exhibit No.	Description

99.1	Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

/s/  Hugo Cancio

Hugo Cancio
Chief Executive Officer

Date:    August 15, 2008